UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 30, 2005
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)
10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 349-3300
None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events
On September 30, 2005, the Company reached agreement with its third party manufacturer of certain base station subsystems products and with the supplier of a defective component incorporated in these products manufactured for the Company during calendar years 2003 and 2004. Under these agreements, the Company received cash payments of $2.75 million on September 30, 2005. The agreements also provide for additional payments of $3.25 million by September 30, 2006. In addition, the Company’s third party manufacturer agreed to new terms for repair and manufacture of these products through August 31, 2006.
As previously disclosed, the Company accrued $19.8 million in its quarter ended March 31, 2005 to implement a program to proactively recall potentially affected products that had been sold to customers and installed in the field. The Company is currently evaluating the accounting treatment of these settlement agreements, which were not anticipated in guidance previously provided by the Company with respect to financial results for the quarter ending September 30, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: September 30, 2005	By:	/s/ Marty R. Kittrell
Marty R. Kittrell
Chief Financial Officer